Exhibit 1

Joint Filing Agreement

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows that such information is inaccurate.

Dated: September 26, 2014

PHOTON ACQUISITION CORPORATION

By:	/s/ Ramzi M. Musallam
Name: Ramzi M. Musallam
Title: President

PHOTON HOLDINGS CORPORATION

By:	/s/ Ramzi M. Musallam
Name: Ramzi M. Musallam
Title: President

PHOTON HOLDING LLC

By:	/s/ Ramzi M. Musallam
Name: Ramzi M. Musallam
Title: President

THE VERITAS CAPITAL FUND IV, L.P.

By:	/s/ Hugh D. Evans
Name: Hugh D. Evans
Title: Managing Member

VERITAS CAPITAL PARTNERS IV, L.L.C.

By:	/s/ Hugh D. Evans
Name: Hugh D. Evans
Title: Managing Member

/s/ Ramzi M. Musallam
Ramzi M. Musallam

/s/Hugh D. Evans
Hugh D. Evans

/s/ Benjamin M. Polk
Benjamin M. Polk